UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 8, 2015

ROGERS CORPORATION

(Exact name of Registrant as specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	1-4347 (Commission File Number)	06-0513860 (I.R.S. Employer Identification No.)

One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188

(Address of Principal Executive Offices and Zip Code)

(860) 774-9605

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)

The 2015 annual meeting of the shareholders of Rogers Corporation (the “Meeting” and the “Company”) was held on May 8, 2015. Sufficient shares were present for purposes of a quorum for all three proposals. The voting results for each of the three proposals are set forth below.

(b)

1.         The eight nominees to the Board of Directors of the Company were elected based upon the following votes and, except as otherwise required by law, by the Company’s Articles of Organization or by the Company’s Bylaws, hold office until the next annual meeting of shareholders and thereafter until their successors have been chosen and qualified:

	Votes	Votes	Broker
Nominee	For	Withheld	Non-Votes
Michael F. Barry	16,424,413	238,990	964,209
Bruce D. Hoechner	16,420,824	242,579	964,209
Carol R. Jensen	16,420,521	242,882	964,209
William E. Mitchell	16,397,468	265,935	964,209
Ganesh Moorthy	16,400,322	263,081	964,209
Robert G. Paul	16,219,882	443,521	964,209
Helene Simonet	16,402,198	261,205	964,209
Peter C. Wallace	16,314,610	348,793	964,209

2. The vote on a non-binding advisory resolution to approve the executive compensation as disclosed in the accompanying Proxy Statement for the Meeting was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,066,746	559,743	36,914	964,209

3. The vote on a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Rogers Corporation for the fiscal year ending December 31, 2014, was as follows:

FOR	AGAINST	ABSTAIN
17,123,292	308,252	196,068

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION
By: /s/ Jay B. Knoll
Jay B. Knoll
Vice President & General Counsel

Date: May 14, 2015